Exhibit 23.1

              [letterhead of Stark Tinter & Associates, LLC]

              CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated August 28, 1996, relating to the financial statements of Classic Restaurants International, Inc. as of June 30, 1996.

/s/Stark Tinter & Associates, LLC

Stark Tinter & Associates, LLC

April 16, 1997
Englewood, Colorado


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